Exhibit 10.3

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

NOVARAY MEDICAL, INC.

Series A-2 Senior Secured 10% Note

Date: March 11, 2010

For value received, NOVARAY MEDICAL, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of Triple Ring Technologies Inc. (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of up to two hundred eight thousand dollars ($208,000), together with interest thereon. The Company is issuing this Series A-2 senior secured 10% note (this “Note”) to the Holder pursuant to the Purchase Agreement (as defined in Section 1.1 hereof). The Series A-1 senior secured 10% convertible notes issued pursuant to the Purchase Agreement shall hereinafter be referred to as the “Other Notes” and such Holders, collectively, as the “Other Holders”. This Note and the Other Notes are referred to as the “Notes.”

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder as set forth in the Purchase Agreement or at such other place as the Holder may designate from time to time in writing to the Company or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. Unless otherwise converted in accordance with the terms of this Note, the outstanding principal balance and all accrued Interest (as defined herein) of this Note shall be due and payable on June 30, 2010 (the “Maturity Date”) or at such earlier time as provided herein.

This Note is secured by a Security Agreement dated the date hereof (the “Security Agreement”) of the Company in favor of the Holder covering certain collateral (the “Collateral”), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Security Agreement, the Uniform Commercial Code financing statements in connection with the Security Agreement and any and all other documents executed and delivered by the Company to the Holder under which the Holder is granted liens on assets of the Company are collectively referred to as the “Security Documents.”

ARTICLE I

Section 1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement dated as of March 11, 2010 (the “Purchase Agreement”) by and among the Company and the purchasers listed therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2 Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest (“Interest”), at a rate per annum equal to ten percent (10%), so long as any principal amount evidenced by this Note remains outstanding. Interest shall be payable in cash on the Maturity Date. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Company will pay Interest in cash to the Holder, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default through the date of payment at a new rate per annum equal to of the lesser of (i) fifteen percent (15%) and (ii) the maximum applicable legal rate per annum (the “Default Rate”).

Section 1.3 Draw Downs. The Note makes available to the Company up to two hundred and eight thousand dollars ($208,000) as a line of credit (“Line of Credit”), which will be drawn upon (“A-2 Draw Down”) by the Company at each date and in such amount (“A-2 Draw Down Amount”) as set forth in the Purchase Agreement, upon the provision of services by the Holder to the Company under and in accordance with the Statement of Work dated on or about the date hereof entered into between the Series A-2 Purchaser and the Company pursuant to that certain Professional Services Agreement dated as of December 19, 2007, as amended by the Amendment to Professional Services Agreement dated on or about the date hereof. At each Draw Down Date, the outstanding aggregate principal amount of the Series A-2 Note shall increase by the applicable Draw Down Amount and a notation shall be made on Schedule I hereto. Any Draw Down of the Line of Credit by the Company is not subject to being re-borrowed after repaid.

Section 1.4 Covenants. The Company covenants with the Holder that the Company shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing under the provisions of the Uniform Commercial Code (the “UCC”), and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable jurisdiction which are necessary and/or advisable at the request of the Holder or its counsel in order to maintain in favor of the Holder of this Note, a valid and perfected lien on the Collateral (as defined in the Security Agreement).

Section 1.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued Interest payable on such date.

Section 1.6 Transfer. Except as set forth below, this Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder. This Note may not be transferred or sold or pledged, hypothecated or otherwise granted as security by the Holder by operation of law or otherwise to any competitor of the Company, General Electric Co., Koninklijke Philips Electronics N.V., Siemens AG, Toshiba Corporation, Baytree Capital Associates, LLC or any of their affiliates without written consent of the Company.

Section 1.7 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity reasonably satisfactory to the Company, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Company shall fail to make any principal or Interest payments due under this Note on the date such payments are due and such default is not fully cured within two (2) business days after the occurrence thereof; or

(b) default shall be made in the performance or observance of any covenant, condition or agreement contained in this Note or any other Transaction Document the effect of which has or would reasonably be expected to have a Material Adverse Effect and such default is not fully cured within fifteen (15) business days after the Holder delivers written notice to the Company of the occurrence thereof; or

(c) any representation or warranty made by the Company herein or in the Purchase Agreement, the Other Notes, the Warrants, the Security Documents or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made and such falsehood, incorrectness or breach has or would reasonably be expected to have a Material Adverse Effect; or

(d) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction

(foreign or domestic), or (vi) issue a notice of bankruptcy of ceased operations or issue a press release regarding same; or

(e) a proceeding or case shall be commenced in respect of the Company by a party other than a Holder or Other Holder, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with its liquidation or dissolution or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or

(f) the occurrence of a material event of default under any other Transaction Document not otherwise provided for in Section 2.1(a), (b), (c), (d) or (e) hereof that has or would reasonably be expected to have a Material Averse Effect.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all Interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; provided, however, that upon the occurrence of an Event of Default described in Sections 2.1(c) or (d), the outstanding principal balance and accrued Interest hereunder shall be automatically due and payable, or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Documents or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The Company shall promptly notify the Holder of any notices sent or received, or any actions taken with respect to the Other Notes.

Section 3.2 Governing Law; Consent to Jurisdiction. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of New York, without regard to any conflict of laws doctrines. The parties irrevocably consent to being served with legal process issued from the state and federal courts located in New York and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of New York. The parties irrevocably waive any objections to the personal jurisdiction of these courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this agreement or the subject matter of this agreement. The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. Nothing in this Section 3.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.5 Enforcement Expenses. The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 3.6 Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 3.7 Amendments. This Note may be amended and any provision herein modified with the consent of the Company and the Holder.

Section 3.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 3.9 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and permitted assigns.

Section 3.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

Section 3.11 Company’s Waivers.

(a) Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or the Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE

EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 3.12 Definitions. For the purposes hereof, the following terms shall have the following meanings:

“business days” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of New York.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set out above.

NOVARAY MEDICAL, INC.

By:
Name:
Title:

Schedule I

Date of Draw Down	Amount of Draw Down	Aggregate Principal Amount Outstanding